UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported May 26, 2011

NetREIT, Inc.
(Exact name of registrant as specified in its charter)

MARYLAND (State of other jurisdiction of incorporation)	000-53673 (Commission File Number)	33-0841255 (I.R.S. Employer Identification No.)
1282 Pacific Oaks Place Escondido, California 92029 (Address of principal executive offices) (Zip Code)
(760) 471-8536 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events Company Deems Important To Security Holders.

This Form 8-K/A amends and supplements the Current Report on Form 8-K filed on February 3, 2011 by the Company to announce that the Company entered into a Purchase and Sale Agreement and Joint Escrow Instructions (“Agreement”) to acquire the Dakota Bank Building (“Property”) located in Fargo, North Dakota from Dakota Bank Building Limited Partnership, an Illinois limited partnership (“Seller”) for the sum of Nine Million Five Hundred Seventy-Five Thousand Dollars ($9,575,000), excluding customary closing costs.

On May 26, 2011, the Company completed the acquisition of the Property pursuant to the Agreement.  The Property consists of a six-story building and a two story building office complex built in 1981 and 1986 with an adjoining parking lot in downtown Fargo, North Dakota. The Property consists of approximately120,000 rentable square feet and is currently 98% leased with one master tenant and two additional tenants who comprise approximately 90% of the leased Property.

The Company made a down payment of $3,875,000 and the remaining financing for the acquisition of the Property was provided by Dougherty Funding, LLC (the “Lender”).

The Company executed an Adjustable-Rate Promissory Note for $5,700,000 in favor of the Lender at an interest rate of 5.75% (“Note”) and secured by a Mortgage, Security Agreement and Fixture Financing Statement (“Security Instrument”) to the Property.  The interest rate on the Note will be set at a per annum rate of interest equal to three hundred (300) Basis Points plus the One Month LIBOR Rate on the first day of each calendar month. At no time shall the interest be less than 5.75%.

The maturity date of the Note is May 31, 2016, and the principal balance of the Note may be voluntarily prepaid in whole or in part at any time without premium or penalty, provided, however, that any partial prepayment shall be not less than $100,000 and in integral multiples thereof.  The Note is based on a 25-year amortization schedule.

The Company has entered into its customary property management agreement with CHG Properties, Inc., a California Corporation and affiliated of NetREIT, Inc., to act as the Company’s agent to hire an on-site third party property manager.

The foregoing summary of the Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by the full text of the Note and the Security Instrument, which are attached as Exhibits 10.19 & 10.20 and incorporated herein by reference.

The Promissory Note and Security Instrument have been included to provide investors and security holders with information regarding its terms. They are not intended to provide any other factual information about the Company.
Information concerning the subject matter of the representations and warranties may change after the date of the Note and Security Instrument which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 9.01                      Financial Statements and Exhibits

10.19	Promissory Note

10.20	Mortgage, Security Agreement and Fixture Financing Statement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NetREIT, Inc.
Date: May 31, 2011	By:	/s/ Kenneth W. Elsberry
Kenneth W. Elsberry,
Chief Financial Officer